UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2024

PetIQ, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38163	35-2554312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 E. Riverside Dr. Eagle, Idaho	83616
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (208) 939-8900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	PETQ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 7, 2024, PetIQ, Inc., a Delaware corporation (“PetIQ” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gula Buyer Inc. (“Parent”), a Delaware corporation, and Gula Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, on the terms and subject to the conditions set forth in the Merger Agreement, Parent, Merger Sub and the Company will effect a merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of the Bansk Group (the “Bansk Group”).

The Board of Directors of PetIQ (the “Board”) determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of PetIQ and its stockholders, and approved the Merger Agreement and the transactions contemplated by the Merger Agreement. The Board also resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Merger.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Class A common stock of the Company outstanding immediately prior to the Effective Time (including any such shares outstanding as a result of the automatic exchange of all outstanding shares of Class B common stock of the Company and all outstanding units of PetIQ Holdings, LLC not held by the Company or any of its subsidiaries for shares of Class A common stock in connection with the consummation of the Merger, and excluding any Dissenting Shares (as defined in the Merger Agreement) and any shares held by the Company, Parent or any of their respective subsidiaries) shall be canceled and cease to exist and be converted into the right to receive $31.00 in cash, without interest (the “Merger Consideration”), subject to applicable withholding taxes.

Pursuant to the Merger Agreement, at the Effective Time, each option to purchase shares of common stock of the Company that is outstanding immediately prior to the Effective Time (each, a “Company Option”) whether vested or unvested, will automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the total number of shares of common stock underlying such Company Option, multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price for such Company Option, less applicable tax withholdings. Any Company Option, whether vested or unvested, that has an exercise price per share that is greater than or equal to the Merger Consideration will be automatically cancelled at the Effective Time for no consideration or payment. Pursuant to the Merger Agreement, at the Effective Time, each of the Company’s outstanding restricted stock unit awards that is outstanding immediately prior to the Effective Time (each, a “Company RSU”) whether vested or unvested, will automatically be cancelled and converted solely into the right to receive an amount in cash equal to (i) the total number of shares of common stock underlying such Company RSU, multiplied by (ii) the Merger Consideration, less applicable tax withholdings.

Parent and Merger Sub have secured a combination of debt and equity financing, the aggregate proceeds of which Parent and Merger Sub have represented will be sufficient for Parent and Merger Sub to pay the aggregate Merger Consideration and consideration payable in respect of Company Options and Company RSUs, as well as other fees and expenses under the Merger Agreement. Parent has agreed to use its reasonable best efforts to obtain the debt financing on the terms and conditions described in the debt commitment letter entered into on August 6, 2024, in connection with the Merger Agreement. In addition, (i) certain affiliates of the Bansk Group (the “Investors”) have provided to the Company an equity commitment letter between Parent and each Investor, pursuant to which the Investors have committed, on the terms and subject to the conditions thereof, to invest in Parent the cash amounts set forth therein and (ii) certain affiliates of the Bansk Group (the “Guarantors”) have provided the Company with a limited guarantee in favor of the Company, pursuant to which each Guarantor is guaranteeing, subject to the terms and conditions contained therein, the payment, if payable, of the Parent Termination Fee (as defined below) and certain other payment obligations of Parent under the Merger Agreement.

Completion of the Merger is subject to customary closing conditions, including (1) the adoption of the Merger Agreement and approval of the Merger by the holders of at least a majority of the outstanding shares of the Company’s common stock, (2) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (3) the absence of an order or law preventing the Merger. The Merger is not subject to a financing condition.

The Merger Agreement contains customary representations, warranties and covenants made by each of PetIQ, Parent and Merger Sub, including, among others, covenants by PetIQ regarding the conduct of its business prior to the closing of the Merger.

PetIQ is subject to customary “no-shop” restrictions on its ability (and the ability of its subsidiaries and representatives) to (1) solicit, initiate, propose or induce the making or knowingly encourage, facilitate or assist alternative acquisition proposals from third parties, (2) subject to certain exceptions, provide nonpublic information relating to PetIQ or any of its subsidiaries to third parties regarding alternative acquisition proposals or (3) engage in discussions or negotiations with third parties regarding alternative acquisition proposals. In addition, PetIQ has agreed that, subject to certain exceptions, the Board will not withdraw, withhold, amend or qualify or modify, in each case, in a manner adverse to Parent or Merger Sub, as it relates to its recommendation that the stockholders of the Company vote to adopt the Merger Agreement and approve the Merger.

PetIQ or Parent may terminate the Merger Agreement prior to the Effective Time if: (1) a governmental body issues or enacts an order, injunction or other legal requirement enjoining or otherwise prohibiting the consummation of the Merger, which has become final and non-appealable, (2) if the Effective Time has not occurred on or prior to 11:59 p.m. Eastern Time on February 7, 2025 (such date, the “Termination Date”) and (3) the stockholders of the Company fail to adopt the Merger Agreement. The Company may terminate the Merger Agreement in certain additional limited circumstances, including to allow the Company to enter into an agreement providing for an alternative acquisition transaction that constitutes a Superior Proposal (as defined in the Merger Agreement). Parent may terminate the Merger Agreement in certain additional limited circumstances, including if the Board withdraws, withholds, amends or qualifies or modifies, in each case, in a manner adverse to Parent or Merger Sub, its recommendation that the stockholders of the Company vote to adopt the Merger Agreement and approve the Merger.

Upon termination of the Merger Agreement under certain specified circumstances, PetIQ will be required to pay Parent a termination fee (the “Company Termination Fee”) of $34,606,500. Specifically, the Company Termination Fee is payable if (1) the Merger Agreement is terminated in certain circumstances; (2) prior to such termination (but after the date of the Merger Agreement) a proposal for an alternative acquisition transaction has been publicly disclosed or otherwise made to the Board and not publicly withdrawn (if made publicly); and (3) within twelve months of such termination, PetIQ subsequently consummates an alternative acquisition transaction or enters into a definitive agreement providing for an alternative acquisition transaction and such transaction is ultimately consummated. The Company Termination Fee will also be payable if the Merger Agreement is terminated: (1) by Parent (a) if the Board withdraws, withholds, amends or qualifies or modifies, in each case, in a manner adverse to Parent or Merger Sub, its recommendation that the stockholders of the Company vote to adopt the Merger Agreement and approve the Merger or (b) for the Company’s uncured willful breach of the “no-shop” restrictions; or (2) by the Company in order to enter into an agreement providing for an alternative acquisition transaction that constitutes a Superior Proposal. Upon termination of the Merger Agreement under certain other specified circumstances, Parent will be required to pay PetIQ a termination fee (the “Parent Termination Fee”) of $69,213,000.

The Merger Agreement also provides that PetIQ, on the one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Merger if the conditions set forth in the Merger Agreement are satisfied. In the event the Merger Agreement is validly terminated, Parent’s and Merger Sub’s aggregate liability for monetary damages for breaches of the Merger Agreement are capped at the amount of the Parent Termination Fee plus Enforcement Expenses and Reimbursement Obligations (as such terms are defined in the Merger Agreement), and the Company’s liability for monetary damages for breaches of the Merger Agreement are capped at $100,000,000 plus any Enforcement Expenses (as defined in the Merger Agreement).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. A copy of the Merger Agreement has been included to provide Company stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about PetIQ, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Company stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Company stockholders or other security holders. Company stockholders and other security holders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to Company stockholders’ right to receive the merger consideration and the right of holders of Company equity awards to receive the consideration provided for such equity awards pursuant to the Merger Agreement) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of PetIQ, Parent, Merger Sub or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. PetIQ acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, PetIQ, Parent, Merger Sub, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the proxy statement that PetIQ will file in connection with the transactions contemplated by the Merger Agreement, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that PetIQ will make with the Securities and Exchange Commission (the “SEC”).

In connection with the execution of the Merger Agreement, on the terms and subject to the conditions set forth therein, the Company’s Chief Executive Officer, McCord Christensen, has entered into an amended and restated employment agreement with the Company, to become effective at the closing of the Merger, and certain stockholders (collectively, the “Rollover Persons”) have each entered into a rollover agreement (collectively, the “Rollover Agreements”) with a parent entity of Parent (“TopCo”), pursuant to which, among other things, (i) immediately prior to and contingent upon the occurrence of the Merger, TopCo will issue to each Rollover Person a number of newly issued non-voting common units of TopCo in exchange for a number of shares in the Company held by such Rollover Person having an equivalent value (collectively, the “Rollover Shares”) and (ii) certain Rollover Persons will reinvest a portion of their respective after-tax proceeds from the consideration received in respect of their Company Options and Company RSUs into a number of newly issued non-voting common units of TopCo, on the terms and subject to the conditions set forth in the applicable Rollover Agreement. The Rollover Agreements also contemplate that at the closing, each of the Rollover Persons will enter into an amended and restated limited partnership agreement of TopCo and that the TopCo units received by the Rollover Persons pursuant to their respective Rollover Agreements will be subject to the restrictions on transfer and other terms and conditions of such limited partnership agreement. The Rollover Persons will not be entitled to receive the Merger Consideration in respect of the Rollover Shares.

Item 5.02. Compensatory Arrangements of Certain Officers.

Mr. Christensen’s Employment Agreement

In connection with the execution of the Merger Agreement, the Company entered into an amended and restated employment agreement with the Company’s Chief Executive Officer, McCord Christensen (the “Employment Agreement”), to become effective at the closing of the Merger, pursuant to which Mr. Christensen will continue as the Company’s Chief Executive Officer. The Employment Agreement provides that Mr. Christensen’s initial base salary will be $1,200,000 per year; he will be eligible to receive an annual cash bonus targeted at 133.33% of his annual base salary based on performance objectives as agreed between Mr. Christensen and the Company, and as soon as practicable following the closing of the Merger, but in no event later than thirty (30) days immediately after Closing, he will be entitled to a grant of incentive units in an amount equal to 3% of the fully diluted equity of Parent pursuant to the terms and conditions of the management incentive plan to be established following the closing of the Merger. In the event Mr. Christensen is terminated by the Company without Cause or he resigns for Good Reason (as each such term is defined in the Employment Agreement), he will eligible to receive (i) a severance payment in an amount equal to $10,000,000, payable in accordance with the Company’s customary payroll practices (and subject to customary withholding and payroll taxes) as follows: (I) the first $5,000,000 will be payable in a lump sum on the first regular payroll payment date following the date that is thirty (30) days after the date of such termination, and (II) the remaining $5,000,000 will be payable in substantially equal installments over the twenty-four (24) months following the date of such termination, (ii) payment by the Company of COBRA premiums for Mr. Christensen and his covered dependents for eighteen (18) months following the date of such termination; (iii) to the extent Mr. Christensen has earned an annual cash bonus for the calendar year immediately preceding the year in which such termination has occurred, but has not yet received payment of such annual cash bonus, the amount of such bonus to be paid in a single lump sum, and (iv) immediate vesting as of the date of such termination of all outstanding incentive units that vest solely based on the passage of time that are held by Mr. Christensen as of the date of such termination. Additionally, in the event Mr. Christensen’s employment terminates as a result of his death or Disability (as such term is defined in the Employment Agreement), all outstanding incentive units that are held by Mr. Christensen as of the date of such termination will immediately vest upon such termination (including immediate vesting at the target level of performance for incentive units that would otherwise vest based on performance, for performance periods that have not yet concluded as of date of such termination).

The Employment Agreement contains a best net after-tax provision, which would limit any amounts payable to Mr. Christensen that are considered "parachute payments" for purposes of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent necessary so that there is no loss of deduction to the Company under Code Section 280G with respect to such benefits, but only if doing so would result in Mr. Christensen retaining a larger after-tax amount than if the reduction were not made. The Employment Agreement also contains customary terms relating to noncompetition, nonsolicitation, nondisparagement, nondisclosure of confidential information and protection of intellectual property.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01. Other Events.

On August 7, 2024, PetIQ and Parent issued a Joint Press Release announcing the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Parent pursuant to the Agreement and Plan of Merger, dated as of August 7, 2024, by and among the Company, Parent and Merger Sub. The Company intends to file with the SEC and furnish to its stockholders a proxy statement on Schedule 14A, as well as other relevant documents concerning the proposed transaction. The proxy statement will contain important information about the proposed transaction and related matters.  Investors and security holders of the Company are urged to carefully read the entire proxy statement (including any amendments or supplements thereto) when it becomes available because it will contain important information about the proposed transactions. A definitive proxy statement will be sent to the stockholders of the Company seeking any required stockholder approvals.

Investors and security holders of the Company will be able to obtain a free copy of the proxy statement, as well as other relevant filings containing information about the Company and the proposed transaction, including materials that will be incorporated by reference into the proxy statement, without charge, at the SEC’s website (http://www.sec.gov) or from the Company by contacting the Company’s Investor Relations at 208-513-1513, by email at investor.relations@petiq.com, or by going to the Company’s Investor Relations page on its website at https://ir.petiq.com/ and clicking on the link under “Financial Information” titled “SEC Filings.”

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s annual report on Form 10-K filed with the SEC on February 29, 2024 and the Company’s proxy statement on Schedule 14A filed with the SEC on April 19, 2024. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in connection with the proposed transaction. Copies of these documents may be obtained, free of charge, from the SEC or the Company as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the transaction with Parent. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Company management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that the Company’s stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of the Company; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally.

Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made by the Company from time to time with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of the Company’s website at https://ir.petiq.com/ or on the SEC’s website at https://www.sec.gov. If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 7, 2024 among Gula Buyer Inc., Gula Merger Sub Inc. and PetIQ, Inc.
10.1	Second Amended and Restated Executive Employment Agreement, dated August 7, 2024, by and between PetIQ, Inc. and McCord Christensen.
99.1	Joint Press Release, dated August 7, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetIQ, Inc.

Dated: August 7, 2024	By:	/s/ McCord Christensen
McCord Christensen
Chief Executive Officer